Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 No. (333-236215; 333-197203; 333-224483 and 333-166891) of Premier Financial Corp. of our report dated March 1, 2022 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Premier Financial Corp. for the year ended December 31, 2021.

/s/ Crowe LLP
Crowe LLP

Grand Rapids, Michigan

March 1, 2022